MORGAN STANLEY MUNICIPAL PREMIUM INCOME TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JUNE 1, 2009 - NOVEMBER 30, 2009

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
                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
                                                                                                  Citi, Goldman,
                                                                                                   Sachs & Co.,
                                                                                                   J.P. Morgan,
                                                                                                      Popular
                                                                                                    Securities,
   Puerto Rico                                                                                       Santander
      Sales                                                                                         Securities,          Goldman
  Tax Financing   06/11/09     --    $100.000    $354,925,000      2,675,000      0.75%   0.40%   Merrill Lynch &         Sachs
    5.00% due                                                                                      Co., Barclays
     8/1/2039                                                                                     Capital, Morgan
                                                                                                   Stanley, UBS
                                                                                                Financial Services
                                                                                                  Incorporated of
                                                                                                    Puerto Rico

                                                                                                 Barclays Capital,
                                                                                                   Merrill Lynch
                                                                                                  & Co., Williams
  State of Iowa                                                                                  Blair & Company,       Barclays
- ljobs Program                                                                                    Citi, Goldman,        Capital
    Specialist    07/14/09     --    $105.323    $380,120,000      1,705,000      0.45%   0.84%    Sachs & Co.,
Obligation Bonds                                                                                   J.P. Morgan,
   Series 2009                                                                                    Morgan Stanley,
                                                                                                    RBC Capital
                                                                                                       Markets
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